UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016 (June 2, 2016)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, Peoples Bancorp Inc. (“Peoples”) received notice that Timothy H. Kirtley intends to resign from his position as Executive Vice President and Chief Credit Officer of Peoples effective June 17, 2016. Mr. Kirtley’s resignation will include his position as Executive Vice President and Chief Credit Officer of Peoples’ banking subsidiary, Peoples Bank. Mr. Kirtley is resigning in order to take a position with another financial institution that is not a competitor of Peoples Bank because it does not operate in Peoples Bank’s markets.
Item 8.01     Other Events
On June 8, 2016, Peoples Bancorp Inc. (“Peoples”) issued a news release announcing that the Boards of Directors of Peoples Bancorp Inc. (“Peoples”) and its banking subsidiary, Peoples Bank, elected Robyn A. Stevens to the position of Executive Vice President and Chief Credit Officer of Peoples and Peoples Bank. Ms. Stevens will assume these offices effective June 17, 2016. A copy of the news release issued by Peoples is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Ms. Stevens will succeed Timothy H. Kirtley, who has served as Executive Vice President and Chief Credit Officer of Peoples and Peoples Bank since 2011. On June 2, 2016, Peoples received notice that Mr. Kirtley intends to resign from his position effective June 17, 2016 in order to take a position with another financial institution that is not a competitor of Peoples Bank because it does not operate in Peoples Bank’s markets.
Item 9.01    Financial Statements and Exhibits
a) - c)
Not applicable
d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	June 8, 2016	By:/s/	JOHN C. ROGERS
John C. Rogers
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on June 8, 2016